Exhibit 99.1

Avon Reports Second-Quarter 2015 Results

•	Revenue Down 17% to $1.8 Billion; Relatively Unchanged in Constant Dollars[1]

•	Operating Profit $92 Million; Adjusted[1] Operating Profit $110 Million

•	Operating Margin up 70 bps to 5.0%; Adjusted[1] Operating Margin down 250 bps to 6.0%

•	Diluted EPS up 75% to $0.07 per share; Adjusted[1] Diluted EPS down 45% to $0.11 per share

NEW YORK, July 30, 2015 - Avon Products, Inc. (NYSE:AVP) today reported second-quarter 2015 results. "Our overall second-quarter performance was in line with our expectations in an environment of extraordinary currency pressure. Market by market, our local teams are operating effectively as they address consumer demands, improve Representative engagement and manage cost," said Sheri McCoy, Chief Executive Officer of Avon Products, Inc. "In addition, given that we anticipate the challenging environment to continue, we have taken steps to improve our financial flexibility."

Second-Quarter 2015 Income Statement Review (compared with second-quarter 2014)

•
Total revenue for Avon Products, Inc. decreased 17% to $1.8 billion, but was relatively unchanged in constant dollars. Constant-dollar revenue benefited from growth in Europe, Middle East & Africa, as well as Latin America, due to markets experiencing high inflation (Venezuela and Argentina), partially offset by a decline in North America.

◦
Active Representatives were down 2% year over year, led by a continued decline in North America, partially offset by growth in Europe, Middle East & Africa, most significantly Russia. Average order increased 2%, which benefited from price increases in markets experiencing high inflation.

◦
Total units decreased 4%, driven by declines in Latin America and North America. Price/mix was up 4% during the quarter, aided by pricing in markets experiencing high inflation as well as improved price/mix in Brazil.

◦	Beauty sales declined 17%, but increased 1% in constant dollars. Fashion & Home sales declined 14%, or were relatively unchanged in constant dollars.

•
Gross margin was 60.9%, down 210 basis points. Adjusted gross margin was 61.2%, down 180 basis points, primarily due to the unfavorable impact of foreign exchange, partially offset by the favorable net impact of price/mix.

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•
Operating margin was 5.0% in the quarter, up 70 basis points. Adjusted operating margin was 6.0%, down 250 basis points, primarily due to the unfavorable impact of foreign exchange. The Industrial Production Tax ("IPI") on cosmetics in Brazil also negatively impacted Adjusted operating margin. In addition, the Value Added Tax ("VAT") credits recognized in Brazil in second-quarter 2014 that did not recur in 2015 negatively impacted the year-over-year comparison of Adjusted operating margin. These unfavorable impacts were partially offset by continued benefits from cost savings initiatives as well as the favorable net impact of price/mix.

•
The effective tax rate was 52.9%, compared with 69.7% in the prior-year period. The Adjusted effective tax rate was 43.2% for the second quarter of 2015, compared with 42.7% for the second quarter of 2014. We expect our full-year Adjusted effective tax rate to be in the low 50% range due to the inability, in accordance with U.S. GAAP, to recognize additional deferred tax assets related to the current-year U.S.-based operating results; however, the effective tax rate is expected to be volatile on a quarterly basis due to the country mix of quarterly earnings.

•
Net income was $30 million, or $0.07 per diluted share, compared with $20 million, or $0.04 per diluted share, for the second quarter of 2014. Adjusted net income was $48 million, or $0.11 per diluted share, compared with $91 million, or $0.20 per diluted share, for the second quarter of 2014.

•	Foreign currency has impacted the Company’s financial results as shown in the table below:

Approximate Impact of Foreign Currency
	Second-Quarter 2015		First-Half 2015
	Estimated impact ($ in millions)	Estimated impact on diluted EPS	Estimated impact ($ in millions)	Estimated impact on diluted EPS
Total revenue	(17) pts		(18) bps
Adjusted operating profit - transaction	$(55)	$(0.08)	$(100)	$(0.14)
Adjusted operating profit - translation	(55)	(0.08)	(145)	(0.21)
Total Adjusted operating profit	$(110)	$(0.16)	$(245)	$(0.35)
Adjusted operating margin	(390) bps		(420) bps
Revaluation of working capital	$5	$0.01	$(5)	$(0.01)
Adjusted diluted EPS		$(0.15)		$(0.36)

Second-Quarter 2015 Cash Flow Review

•
Net cash used by operating activities was $110 million for the six months ended June 30, 2015, compared with net cash used of $7 million for the same period in 2014. Operating cash flow during 2015 was unfavorably impacted by lower cash-related earnings (including the unfavorable impact of foreign currency translation) and the $67 million payment to the SEC in connection with the FCPA settlement. These items were partially offset by timing of U.S. pension plan contributions, and lower payments for employee incentive compensation.

•
The overall net cash used during the six months ended June 30, 2015 was $258 million, which was lower than overall net cash used of $330 million for the same period in 2014. The increase in net cash used by operating activities was more than offset by less debt repayments in 2015 and a less significant negative impact on cash from foreign exchange. During 2014, foreign exchange rates used for our Venezuelan operations had a significant impact on reported cash balances.

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Other Significant Events

•
During the second quarter of 2015, the Company entered into a new five-year $400 million senior secured revolving credit facility with enhanced flexibility under its financial covenants. In conjunction with this, the Company terminated its previous $1 billion unsecured revolving credit facility in June 2015 prior to its scheduled expiration in March 2017.

•
During the third quarter of 2015, the Company sold Liz Earle Beauty Co. Limited ("Liz Earle") for approximately $215 million, less expenses of approximately $5 million. The Company expects to record a gain on sale of approximately $45 million before tax within other expense, net, and approximately $50 million after tax. Proceeds from the sale of Liz Earle will be used to fund a portion of the Company’s redemption of the $250 million principal amount of its 2.375% Notes due March 15, 2016.

•
During the third quarter of 2015, the Company issued a notice of prepayment for the $250 million principal amount of its 2.375% Notes due March 15, 2016. The Company expects to prepay these notes in August 2015, plus accrued interest of $3 million and a make-whole premium of approximately $5 million. As a result, the Company expects to incur a loss on extinguishment of debt of approximately $5 million.

Adjustments to Second-Quarter 2015 GAAP Results to Arrive at Adjusted Results
During the second quarter of 2015, the following items had an aggregate impact of $0.04 per diluted share on the financial results:

•	The Company recorded costs to implement restructuring within operating profit of approximately $12 million before tax, primarily related to cost savings initiatives.

•
Effective February 12, 2015, the Company began utilizing the SIMADI rate to remeasure its Venezuelan operations. The change to the SIMADI rate resulted in an approximate $6 million negative impact on operating profit.

•
The Company recorded costs of approximately $4 million in other expense, net, including the write-off of issuance costs related to the Company’s previous $1 billion revolving credit facility, as well as legal costs associated with the sale of Liz Earle in July 2015.

•	The Company recorded a non-cash income tax benefit of approximately $3 million associated with a partial release of the valuation allowance for the Company’s U.S. deferred tax assets.

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Second-Quarter 2015 Regional Highlights (As compared with second-quarter 2014)

THREE MONTHS ENDED JUNE 30, 2015

REGIONAL RESULTS
($ in millions)	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14
Latin America	$853.5	(19)%	3%	(3)%	6%	(5)%	8%
Europe, Middle East & Africa	552.9	(16)	6	6	—	2	4
North America	258.6	(15)	(14)	(16)	2	(19)	5
Asia Pacific	158.4	(8)	(4)	(5)	1	(7)	3
Total from operations	1,823.4	(17)	—	(2)	2	(4)	4
Global and other	—	—	—	—	—	—	—
Total	$1,823.4	(17)%	—%	(2)%	2%	(4)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$64.2	7.5%	$70.2	$118.9	8.2%	11.3%	(310) bps	(150) bps
Europe, Middle East & Africa	52.9	9.6	53.0	92.2	9.6	14.0	(440)	(310)
North America	(6.2)	(2.4)	2.6	0.1	1.0	—	100	90
Asia Pacific	9.5	6.0	10.7	1.5	6.8	0.9	590	630
Total from operations	120.4	6.6	136.5	212.7	7.5	9.7	(220)	(80)
Global and other	(28.6)	—	(27.0)	(26.8)	—	—	—	—
Total	$91.8	5.0%	$109.5	$185.9	6.0%	8.5%	(250) bps	(70) bps

Second-Quarter 2015 Regional Highlights

•
Latin America revenue was down 19%, but up 3% in constant dollars, negatively impacted by approximately 2 points due to the IPI tax in Brazil that went into effect in May 2015. Additionally, revenue comparisons were negatively impacted by approximately 1 point due to VAT credits recognized in Brazil in the second quarter of 2014 that did not recur in 2015. Constant-dollar revenue growth was primarily driven by higher average order, which benefited from the inflationary impact on pricing. Active Representatives declined, primarily due to declines in Venezuela and Argentina.

◦
Brazil revenue was down 32%, or down 6% in constant dollars. Constant-dollar revenue was negatively impacted by approximately 4 points due to the IPI tax, and by approximately 2 points due to VAT credits recognized in Brazil in second-quarter 2014 that did not recur in 2015. This market continues to be impacted by a difficult macroeconomic environment and high levels of competition.

◦	Mexico revenue was down 14%, but up 1% in constant dollars, primarily due to higher average order.

•	Europe, Middle East & Africa revenue was down 16%, but up 6% in constant dollars, primarily driven by an increase in Active Representatives, led by strength in Russia.

◦	Russia revenue was down 24%, but up 15% in constant dollars, primarily driven by an increase in Active Representatives from sustained momentum in recruiting and retention.

◦	U.K. revenue was down 11%, or down 2% in constant dollars, driven by a decline in Active Representatives, which was partially offset by higher average order.

•	North America revenue was down 15%, or down 14% in constant dollars, driven by a decline in Active Representatives.

•	Asia Pacific revenue was down 8%, or down 4% in constant dollars. While Philippines grew, due to higher average order, it was not enough to offset declines in other markets, led by China.

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Full-Year 2015 Outlook
The Company previously provided the following outlook, which included the estimated negative impact of the new IPI tax law on cosmetics in Brazil:

•	Modest constant-dollar revenue growth;

•	An approximate 17 point negative impact on reported revenue due to foreign currency translation;

•	A 50 basis point decline in Constant-dollar Adjusted operating margin; and

•	A 200 basis point decline in Adjusted operating margin in reported dollars.

The Company’s outlook for full-year 2015 is unchanged except for the impact of the divestiture of the Liz Earle business, which will negatively impact constant-dollar and reported revenue in the second half of 2015 by approximately 1 point.
Conference call
Avon will conduct a conference call at 10:00 A.M. today to discuss the quarterly results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 77114469). The call will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year. Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, for additional information on Avon’s results for the quarter.
About Avon Products, Inc.
Avon is the company that for more than 125 years has stood for beauty, innovation, optimism and, above all, for women. Avon, with nearly $9 billion in annual revenue, has products that are sold through 6 million active independent Avon Sales Representatives worldwide. Avon products include color cosmetics, skincare, fragrance, and fashion and home, featuring such well-recognized brand names as Avon Color, ANEW, Avon Care, Skin-So-Soft, and Advance Techniques. Learn more about Avon and its products at www.avoncompany.com.

Contacts:

INVESTORS:	MEDIA:

Adam Zerfass	Brunswick Group
(212) 282-5320	Radina Russell
(212) 333-3810

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Footnotes

[1] "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), but which have been adjusted to exclude certain items. Other adjusted financial measures that we refer to include Constant $ items.  All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to our "Non-GAAP Financial Measures" description at the end of this release and the reconciliations we provide of these Non-GAAP financial measures to their comparable GAAP measures.

Forward-Looking Statements
Statements in this release that are not historical facts may be forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by Avon Products, Inc. with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release include and concern our outlook and expected results, capital structure, uses of cash, debt obligations, pricing and cost reduction actions, and the impact of foreign currency, taxes and tax rates. These forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to improve our financial and operational performance and the impact of a continued decline in our business results, the possibility of business disruption, competitive uncertainties and general economic and business conditions in our markets, including fluctuations in foreign currency exchange rates. Any forward-looking statements speak only as of the date they are made. The Company does not undertake to update any such forward-looking statements.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Six Months Ended		Percent Change
	June 30			June 30
	2015	2014		2015	2014
Net sales	$1,789.8	$2,139.8	(16)%	$3,552.3	$4,281.5	(17)%
Other revenue	33.6	48.8		65.3	90.7
Total revenue	1,823.4	2,188.6	(17)%	3,617.6	4,372.2	(17)%
Cost of sales	713.4	810.7		1,420.7	1,766.1
Selling, general and administrative expenses	1,018.2	1,284.7		2,142.7	2,563.8
Operating profit	91.8	93.2	(2)%	54.2	42.3	28%
Interest expense	31.0	28.7		59.6	56.2
Interest income	(3.1)	(3.8)		(6.1)	(7.6)
Other expense, net	0.8	2.6		20.2	69.0
Total other expenses	28.7	27.5		73.7	117.6
Income (loss) before taxes	63.1	65.7	(4)%	(19.5)	(75.3)	74%
Income taxes	(33.4)	(45.8)		(97.2)	(72.0)
Net income (loss)	29.7	19.9	49%	(116.7)	(147.3)	21%
Net income attributable to noncontrolling interests	(0.9)	(0.9)		(1.8)	(2.0)
Net income (loss) attributable to Avon	$28.8	$19.0	52%	$(118.5)	$(149.3)	21%
Earnings (loss) per share:(2)
Basic	$0.07	$0.04	75%	$(0.27)	$(0.34)	21%
Diluted	0.07	0.04	75%	(0.27)	(0.34)	21%

Weighted-average shares outstanding:
Basic	435.2	434.6		435.0	434.4
Diluted	435.2	434.6		435.0	434.4

 (2) Under the two-class method, earnings (loss) per share is calculated using net income (loss) allocable to common shares, which is derived by reducing net income (loss) by the income (loss) allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $28.7 and $19.1 for the three months ended June 30, 2015 and 2014, respectively. Net loss allocable to common shares used in the basic and diluted loss per share calculation was ($116.2) and ($147.0) for the six months ended June 30, 2015 and 2014, respectively.

AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 30	December 31
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$696.9	$960.5
Accounts receivable, net	523.7	563.5
Inventories	818.7	822.2
Prepaid expenses and other	632.3	618.3
Assets of business held for sale	191.1	—
Total current assets	2,862.7	2,964.5
Property, plant and equipment, at cost	2,042.6	2,292.6
Less accumulated depreciation	(1,006.2)	(1,061.6)
Property, plant and equipment, net	1,036.4	1,231.0
Goodwill	115.7	249.3
Other assets	973.8	1,052.0
Total assets	$4,988.6	$5,496.8
Liabilities and Shareholders’ Equity
Current Liabilities
Debt maturing within one year	$381.1	$137.1
Accounts payable	809.6	895.4
Accrued compensation	180.2	210.5
Other accrued liabilities	538.0	598.8
Sales and taxes other than income	155.1	168.6
Income taxes	2.1	36.8
Liabilities of business held for sale	21.4	—
Total current liabilities	2,087.5	2,047.2
Long-term debt	2,203.6	2,463.9
Employee benefit plans	476.6	501.8
Long-term income taxes	72.6	77.8
Other liabilities	86.1	100.8
Total liabilities	4,926.4	5,191.5
Shareholders’ Equity
Common stock	187.8	187.6
Additional paid-in-capital	2,219.0	2,207.9
Retained earnings	3,531.9	3,702.9
Accumulated other comprehensive loss	(1,298.4)	(1,217.6)
Treasury stock, at cost	(4,593.5)	(4,591.0)
Total Avon shareholders’ equity	46.8	289.8
Noncontrolling interests	15.4	15.5
Total shareholders’ equity	62.2	305.3
Total liabilities and shareholders’ equity	$4,988.6	$5,496.8

AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended
	June 30
	2015	2014
Cash Flows from Operating Activities
Net loss	$(116.7)	$(147.3)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	60.7	71.8
Amortization	18.9	25.9
Provision for doubtful accounts	73.5	105.7
Provision for obsolescence	26.9	43.8
Share-based compensation	11.9	24.9
Foreign exchange losses	6.4	10.3
Deferred income taxes	29.4	(50.1)
Charge for Venezuelan monetary assets and liabilities	(4.2)	53.7
Charge for Venezuelan non-monetary assets	101.7	115.7
Other	20.9	44.2
Changes in assets and liabilities:
Accounts receivable	(79.9)	(91.0)
Inventories	(81.4)	(126.4)
Prepaid expenses and other	(52.8)	3.7
Accounts payable and accrued liabilities	(69.5)	14.6
Income and other taxes	(26.8)	(24.1)
Noncurrent assets and liabilities	(28.9)	(82.5)
Net cash used by operating activities	(109.9)	(7.1)
Cash Flows from Investing Activities
Capital expenditures	(42.1)	(58.6)
Disposal of assets	4.3	5.4
Purchases of investments	(11.9)	(13.4)
Proceeds from sale of investments	0.6	10.8
Net cash used by investing activities	(49.1)	(55.8)
Cash Flows from Financing Activities
Cash dividends	(53.6)	(54.6)
Debt, net (maturities of three months or less)	(5.9)	(12.7)
Proceeds from debt	7.6	—
Repayment of debt	(8.9)	(66.7)
Net proceeds from exercise of stock options	—	0.2
Repurchase of common stock	(2.5)	(8.6)
Other financing activities	(5.8)	—
Net cash used by financing activities	(69.1)	(142.4)
Effect of exchange rate changes on cash and cash equivalents	(29.4)	(125.1)
Net decrease in cash and cash equivalents	(257.5)	(330.4)
Cash and cash equivalents at beginning of year	960.5	1,107.9
Cash and cash equivalents at end of period(3)	$703.0	$777.5

(3) Includes cash and cash equivalents held for sale of $6.1 at the end of period 2015.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
SEGMENT PERFORMANCE METRICS
(Unaudited)
(In millions)

THREE MONTHS ENDED JUNE 30, 2015

REGIONAL RESULTS
	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14	% var. vs 2Q14
Latin America	$853.5	(19)%	3%	(3)%	6%	(5)%	8%
Europe, Middle East & Africa	552.9	(16)	6	6	—	2	4
North America	258.6	(15)	(14)	(16)	2	(19)	5
Asia Pacific	158.4	(8)	(4)	(5)	1	(7)	3
Total from operations	1,823.4	(17)	—	(2)	2	(4)	4
Global and other	—	—	—	—	—	—	—
Total	$1,823.4	(17)%	—%	(2)%	2%	(4)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$64.2	7.5%	$70.2	$118.9	8.2%	11.3%	(310) bps	(150) bps
Europe, Middle East & Africa	52.9	9.6	53.0	92.2	9.6	14.0	(440)	(310)
North America	(6.2)	(2.4)	2.6	0.1	1.0	—	100	90
Asia Pacific	9.5	6.0	10.7	1.5	6.8	0.9	590	630
Total from operations	120.4	6.6	136.5	212.7	7.5	9.7	(220)	(80)
Global and other	(28.6)	—	(27.0)	(26.8)	—	—	—	—
Total	$91.8	5.0%	$109.5	$185.9	6.0%	8.5%	(250) bps	(70) bps

SIX MONTHS ENDED JUNE 30, 2015

REGIONAL RESULTS
	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 1H14	% var. vs 1H14	% var. vs 1H14	% var. vs 1H14	% var. vs 1H14	% var. vs 1H14
Latin America	$1,690.3	(20)%	3%	(2)%	5%	(4)%	7%
Europe, Middle East & Africa	1,103.6	(16)	7	7	—	6	1
North America	500.7	(17)	(16)	(16)	—	(22)	6
Asia Pacific	323.0	(5)	(1)	(4)	3	(5)	4
Total from operations	3,617.6	(17)	1	(1)	2	(3)	4
Global and other	—	—	—	—	—	—	—
Total	$3,617.6	(17)%	1%	(1)%	2%	(3)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$20.9	1.2%	$136.1	$206.1	8.1%	9.7%	(160) bps	(20) bps
Europe, Middle East & Africa	91.5	8.3	97.3	161.8	8.8	12.3	(350)	(200)
North America	(19.4)	(3.9)	(4.6)	(2.8)	(0.9)	(0.5)	(40)	(50)
Asia Pacific	17.4	5.4	27.4	9.5	8.5	2.8	570	580
Total from operations	110.4	3.1	256.2	374.6	5.4	8.6	(320)	10
Global and other	(56.2)	—	(44.8)	(55.2)	—	—	—	—
Total	$54.2	1.5%	$211.4	$319.4	5.8%	7.3%	(150) bps	30 bps

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
CATEGORY SALES
(Unaudited)
(In millions)

	Consolidated
	Three months ended June 30		US$	C$
	2015	2014	% var. vs 2Q14	% var. vs 2Q14
Beauty:
Skincare	$548.8	$662.4	(17)%	1%
Fragrance	428.9	504.0	(15)	4
Color	313.8	395.2	(21)	(2)
Total Beauty	1,291.5	1,561.6	(17)	1
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	307.9	359.4	(14)	(3)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	190.4	218.8	(13)	5
Total Fashion & Home	498.3	578.2	(14)	—
Net sales	1,789.8	2,139.8	(16)	1
Other revenue	33.6	48.8	(31)	(21)
Total revenue	$1,823.4	$2,188.6	(17)	—

	Consolidated
	Six months ended June 30		US$	C$
	2015	2014	% var. vs 1H14	% var. vs 1H14
Beauty:
Skincare	$1,081.5	$1,307.3	(17)%	1%
Fragrance	852.1	1,017.2	(16)	5
Color	650.3	796.4	(18)	—
Total Beauty	2,583.9	3,120.9	(17)	2
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	596.6	703.8	(15)	(3)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	371.8	456.8	(19)	1
Total Fashion & Home	968.4	1,160.6	(17)	(1)
Net sales	3,552.3	4,281.5	(17)	1
Other revenue	65.3	90.7	(28)	(20)
Total revenue	$3,617.6	$4,372.2	(17)	1

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED JUNE 30, 2015
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Other items	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,823.4	$—	$—	$—	$—	$1,823.4
Cost of sales	713.4	—	5.7	—	—	707.7
Selling, general and administrative expenses	1,018.2	11.5	0.5	—	—	1,006.2
Operating profit	91.8	11.5	6.2	—	—	109.5
Income before taxes	63.1	11.5	6.2	3.8	—	84.6
Income taxes	(33.4)	0.1	—	—	(3.2)	(36.5)
Net income	$29.7	$11.6	$6.2	$3.8	$(3.2)	$48.1

Diluted EPS	$0.07	$0.03	$0.01	$0.01	$(0.01)	$0.11

Gross margin	60.9%	—	0.3			61.2%
SG&A as a % of revenues	55.8%	(0.6)	—			55.2%
Operating margin	5.0%	0.6	0.3			6.0%
Effective tax rate	52.9%					43.2%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$64.2	$(0.2)	$6.2			$70.2
Europe, Middle East & Africa	52.9	0.1	—			53.0
North America	(6.2)	8.8	—			2.6
Asia Pacific	9.5	1.2	—			10.7
Global and other	(28.6)	1.6	—			(27.0)
Total	$91.8	$11.5	$6.2			$109.5

SEGMENT OPERATING MARGIN
Latin America	7.5%	—	0.7			8.2%
Europe, Middle East & Africa	9.6%	—	—			9.6%
North America	(2.4)%	3.4	—			1.0%
Asia Pacific	6.0%	0.8	—			6.8%
Global and other	—%	—	—			—%
Total	5.0%	0.6	0.3			6.0%
Amounts in the table above may not necessarily sum because the computations are made independently.

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	SIX MONTHS ENDED JUNE 30, 2015
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Other items	Special tax items	Adjusted (Non-GAAP)
Total revenue	$3,617.6	$—	$—	$—	$—	$3,617.6
Cost of sales	1,420.7	—	20.9	—	—	1,399.8
Selling, general and administrative expenses	2,142.7	44.6	91.7	—	—	2,006.4
Operating profit	54.2	44.6	112.6	—	—	211.4
(Loss) income before taxes	(19.5)	44.6	108.4	3.8	—	137.3
Income taxes	(97.2)	(3.9)	0.8	—	28.1	(72.3)
Net (loss) income	$(116.7)	$40.7	$109.2	$3.8	$28.1	$65.0

Diluted EPS	$(0.27)	$0.09	$0.25	$0.01	$0.07	$0.14

Gross margin	60.7%	—	0.6			61.3%
SG&A as a % of revenues	59.2%	(1.2)	(2.5)			55.5%
Operating margin	1.5%	1.2	3.1			5.8%
Effective tax rate	(500.0)%					52.7%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$20.9	$2.6	$112.6			$136.1
Europe, Middle East & Africa	91.5	5.8	—			97.3
North America	(19.4)	14.8	—			(4.6)
Asia Pacific	17.4	10.0	—			27.4
Global and other	(56.2)	11.4	—			(44.8)
Total	$54.2	$44.6	$112.6			$211.4

SEGMENT OPERATING MARGIN
Latin America	1.2%	0.2	6.7			8.1%
Europe, Middle East & Africa	8.3%	0.5	—			8.8%
North America	(3.9)%	3.0	—			(0.9)%
Asia Pacific	5.4%	3.1	—			8.5%
Global and other	—%	—	—			—%
Total	1.5%	1.2	3.1			5.8%
Amounts in the table above may not necessarily sum because the computations are made independently.

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED JUNE 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Pension Settlement charge	Adjusted (Non-GAAP)
Total revenue	$2,188.6	$—	$—	$—	$2,188.6
Cost of sales	810.7	—	2.0	—	808.7
Selling, general and administrative expenses	1,284.7	51.2	16.0	23.5	1,194.0
Operating profit	93.2	51.2	18.0	23.5	185.9
Income before taxes	65.7	51.2	18.0	23.5	158.4
Income taxes	(45.8)	(13.4)	—	(8.4)	(67.6)
Net income	$19.9	$37.8	$18.0	$15.1	$90.8

Diluted EPS	$0.04	$0.09	$0.04	$0.04	$0.20

Gross margin	63.0%	—	0.1	—	63.0%
SG&A as a % of revenues	58.7%	(2.3)	(0.7)	(1.1)	54.6%
Operating margin	4.3%	2.3	0.8	1.1	8.5%
Effective tax rate	69.7%				42.7%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$98.0	$2.9	$18.0	$—	$118.9
Europe, Middle East & Africa	76.8	15.4	—	—	92.2
North America	(27.3)	10.0	—	17.4	0.1
Asia Pacific	(1.1)	2.6	—	—	1.5
Global and other	(53.2)	20.3	—	6.1	(26.8)
Total	$93.2	$51.2	$18.0	$23.5	$185.9

SEGMENT OPERATING MARGIN
Latin America	9.3%	0.3	1.7	—	11.3%
Europe, Middle East & Africa	11.7%	2.3	—	—	14.0%
North America	(9.0)%	3.3	—	5.7	—%
Asia Pacific	(0.6)%	1.5	—	—	0.9%
Global and other	—%	—	—	—	—%
Total	4.3%	2.3	0.8	1.1	8.5%
Amounts in the table above may not necessarily sum because the computations are made independently.
AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	SIX MONTHS ENDED JUNE 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	FCPA accrual	Pension settlement charge	Adjusted (Non-GAAP)
Total revenue	$4,372.2	$—	$—	$—	$—	$4,372.2
Cost of sales	1,766.1	—	117.7	—	—	1,648.4
Selling, general and administrative expenses	2,563.8	73.9	16.0	46.0	23.5	2,404.4
Operating profit	42.3	73.9	133.7	46.0	23.5	319.4
(Loss) income before taxes	(75.3)	73.9	187.4	46.0	23.5	255.5
Income taxes	(72.0)	(20.3)	(11.9)	—	(8.4)	(112.6)
Net (loss) income	$(147.3)	$53.6	$175.5	$46.0	$15.1	$142.9

Diluted EPS	$(0.34)	$0.12	$0.40	$0.11	$0.04	$0.32

Gross margin	59.6%	—	2.7	—	—	62.3%
SG&A as a % of revenues	58.6%	(1.7)	(0.4)	(1.1)	(0.5)	55.0%
Operating margin	1.0%	1.7	3.1	1.1	0.5	7.3%
Effective tax rate	(95.7)%					44.1%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$54.6	$17.8	$133.7	$—	$—	$206.1
Europe, Middle East & Africa	144.2	17.6	—	—	—	161.8
North America	(35.8)	15.6	—	—	17.4	(2.8)
Asia Pacific	6.6	2.9	—	—	—	9.5
Global and other	(127.3)	20.0	—	46.0	6.1	(55.2)
Total	$42.3	$73.9	$133.7	$46.0	$23.5	$319.4

SEGMENT OPERATING MARGIN
Latin America	2.6%	0.8	6.3	—	—	9.7%
Europe, Middle East & Africa	11.0%	1.3	—	—	—	12.3%
North America	(6.0)%	2.6	—	—	2.9	(0.5)%
Asia Pacific	1.9%	0.9	—	—	—	2.8%
Global and other	—%	—	—	—	—	—%
Total	1.0%	1.7	3.1	1.1	0.5	7.3%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 13

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, operating profit, Adjusted operating profit, operating margin and Adjusted operating margin. We also refer to these adjusted financial measures as Constant $ items, which are Non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current-year results and prior-year results at a constant exchange rate. Foreign currency impact is determined as the difference between actual growth rates and constant-currency growth rates.
We also present gross margin, selling, general and administrative expenses as a percentage of revenue, total and net global expenses, operating profit, operating margin, net income, diluted earnings per share and effective tax rate on a Non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a Non-GAAP basis. We refer to these Non-GAAP financial measures as "Adjusted." We have provided a quantitative reconciliation of the difference between the Non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. The Company uses the Non-GAAP financial measures to evaluate its operating performance and believes that it is meaningful for investors to be made aware of, on a period-to-period basis, the impacts of 1) costs to implement ("CTI") restructuring initiatives, 2) costs and charges related to the devaluations of Venezuelan currency in February 2015 and March 2014, combined with being designated as a highly inflationary economy ("Venezuelan special items"), 3) the additional $46 million accrual recorded in the first quarter of 2014 for the settlements related to the Foreign Corrupt Practices Act investigations ("FCPA accrual"), 4) the settlement charge associated with the U.S. pension plan ("Pension settlement charge"), 5) various other charges incurred ("Other items"), and 6) the non-cash income tax adjustments associated with the Company’s deferred tax assets recorded in 2015 ("Special tax items"). The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Venezuelan special items include the impact on the Consolidated Statements of Income in 2015 and 2014 caused by the devaluations of Venezuelan currency on monetary assets and liabilities, such as cash, receivables and payables; deferred tax assets and liabilities; and non-monetary assets, such as inventories. For non-monetary assets, the Venezuelan special items include the earnings impact caused by the difference between the historical U.S. dollar cost of the assets at the previous exchange rate and the revised exchange rate. In 2015 and 2014, the Venezuelan special items also include adjustments of approximately $11 million and approximately $116 million, respectively, to reflect certain non-monetary assets at their net realizable value. In 2015, the Venezuelan special items also include an impairment charge of approximately $90 million to reflect the write-down of the long-lived assets to their estimated fair value. In 2014, the devaluation was caused as a result of moving from the official exchange rate of 6.30 to the SICAD II exchange rate of approximately 50, and in 2015, the devaluation was caused as a result of moving from the SICAD II exchange rate of approximately 50 to the SIMADI exchange rate of approximately 170.

Page | 14

The Pension settlement charge includes the impact on the Consolidated Statements of Income in the second quarter of 2014 associated with the payments made to former employees who are vested and participate in the U.S. pension plan. Such payments fully settle the Company’s pension plan obligation to those participants who elected to receive such payment.
The Other items include the impact during 2015 on other expense, net in the Consolidated Statements of Income due to $2.5 million for the write-off of issuance costs related to the Company’s previous $1 billion revolving credit facility, as well as $1.3 million of legal costs associated with the sale of Liz Earle in July 2015.
The Special tax items include the impact during 2015 on the provision for income taxes in the Consolidated Statements of Income due to a non-cash income tax charge and benefit associated with valuation allowances in the first and second quarters of 2015, respectively, to adjust the Company’s U.S. deferred tax assets to an amount that is "more likely than not" to be realized. In the first quarter of 2015 the additional valuation allowance was due to the continued strengthening of the U.S. dollar against currencies of some of the Company’s key markets, and in the second quarter of 2015 the Company released a portion of its valuation allowance due to the weakening of the U.S. dollar against currencies of some of the Company’s key markets.

Page | 15